SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                           August 11, 1999 (August 9, 1999)


                              800 AMERICA.COM, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          Nevada                       333-51683                87-0567884
          ------                       ---------                ----------
(State or other jurisdiction)   (Commission file number)   (IRS Employer ID No.)


1200 S. Mt. Juliet Road, Suite C, Mt. Juliet, TN                37122
------------------------------------------------                -----
(address of principal executive offices)                     (zip code)


(888) 855-9872
--------------
(Registrant's telephone number,
including area code)


                         World House Entertainment, Inc.
                               2831 Dogwood Place
                           Nashville, Tennessee 37204
                           --------------------------
          (former name and former address if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

     On August 9, 1999 the Registrant dismissed Cordovano and Harvey, P.C., an accounting firm located in Denver, Colorado and hired Jack F. Burke, Jr., a certified Public Accountant located in Hattiesburg, Mississippi. None of the accountants reports of Cordovano and Harvey, P.C. contained any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles, except that their report dated March 18, 1999 includes a "going concern" qualification which describes the uncertainty resulting from the substantial doubt as to the Registrant's ability to continue as a going concern. The decision to change accountants was due to the fact that Mr. Burke had acted as auditor for 800 America, Inc. at and prior to the time it was merged into Registrant. The Board of Directors of the Registrant believed it would be in the best interest of the Registrant if Mr. Burke continued in that role for Registrant following completion of the merger and therefore approved the change of accountants. At the time the Registrant changed accountants, there were no disagreements with Cordovano and Harvey, P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Cordovano and Harvey, P.C., would have caused Cordovano and Harvey, P.C. to make reference to the subject matter of the disagreement in connection with any of its reports.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit (16) Letter re: change in certifying accountant.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                800 AMERICA.COM, Inc.
                                                      (Registrant)

Date:  August 11, 1999                         By: /s/  Elie Rabi
                                                   ----------------------------
                                                   Elie Rabi
                                                   President